Exhibit 23.4

TBPELS REGISTERED ENGINEERING FIRM F-1580 1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	FAX (713) 651-0849 TELEPHONE (713) 651-9191

Consent of Independent Petroleum Engineers

To the Board of Directors

Crescent Energy Company:

We have issued (i) our report dated September 1, 2023, on estimates of oil, natural gas and NGL reserves estimates and forecasts of economics of certain leasehold interests of “Western Eagle Ford Seller,” to be acquired by Crescent Energy Company, and (ii) our report dated May 12, 2023, on estimates of oil, natural gas and NGL reserves estimates and forecasts of economics of certain leasehold interests of Mesquite Comanche Holdings, LLC and SN EF Maverick, LLC, acquired by Crescent Energy Company, each as of December 31, 2022. As independent oil and gas consultants, we hereby consent to the inclusion of each of our reports and the information contained therein included in or made part of this Registration Statement on Form S-8 of Crescent Energy Company, as may be amended from time to time, as originally filed with the U.S. Securities and Exchange Commission on November 10, 2023.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.

Houston, Texas

November 10, 2023

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